News Release
International Paper Releases Third Quarter Earnings
Strong Performance Across Key Businesses
Generated Record EBITDA and Free Cash Flow

MEMPHIS, Tenn. – November 4, 2014 – International Paper (NYSE: IP) today reported third quarter 2014 net earnings attributable to common shareholders totaling $355 million ($0.83 per share) compared with net earnings of $161 million ($0.37 per share) in the second quarter of 2014 and net earnings of $382 million ($0.85 per share) in the third quarter of 2013. Amounts in all periods include the impact of special items, non-operating pension expense and discontinued operations.
Diluted Earnings Per Share Attributable to International Paper Shareholders

	Third Quarter 2014	Second Quarter 2014	Third Quarter 2013
Net Earnings	$0.83	$0.37	$0.85
Less – Discontinued Operations (Gain) Loss	(0.04)	0.03	0.01
Net Earnings (Loss) from Continuing Operations	0.79	0.40	0.86
Add Back – Net Special Items Expense	0.08	0.44	0.04
Add Back – Non-Operating Pension Expense	0.08	0.09	0.11
Operating Earnings*	$0.95	$0.93	$1.01

*	Operating Earnings is defined as net earnings from continuing operations (GAAP) excluding special items and non-operating pension expense.
Operating Earnings were $409 million ($0.95 per share) in the third quarter of 2014, compared with $400 million ($0.93 per share) in the second quarter of 2014 and $455 million ($1.01 per share) in the third quarter of 2013.
Quarterly net sales were $6.1 billion compared with $5.9 billion in the second quarter of 2014 and $6.0 billion in the third quarter of 2013.
Business segment operating profits before special items in the third quarter of 2014 were $840 million, compared with $686 million in the second quarter of 2014.
“International Paper delivered strong results in the quarter with record performance from our North America Industrial Packaging group and solid performance in other key businesses that resulted in records for both EBITDA and free cash flow,” said Mark Sutton, Chief Executive Officer. "IP continues to focus on growing free cash flow, increasing our return on capital and returning cash to our shareholders.”
SEGMENT INFORMATION
The performance of the company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Third quarter 2014 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the third quarter of 2014 were $569 million ($527 million including special items) compared with $534 million ($537 million including special items) in the second quarter of 2014. North America’s record operating earnings were driven by strong operating performance and lower planned maintenance outage costs, partially offset by lower export volume. In Europe, seasonally lower sales volumes led to a decrease in earnings.

Printing Papers operating profits were $192 million ($177 million including special items) in the third quarter of 2014 versus $118 million ($69 million including special items) in the second quarter of 2014. The earnings increase in North America was primarily driven by fewer planned maintenance outages, lower closure costs for the Courtland mill, strong mill operations and higher sales volumes (domestic and export). Pulp earnings benefited from higher fluff pulp sales prices. Operating profits in Brazil increased due to higher demand in the domestic and Latin American markets. In Europe, market conditions remained challenging with sales volumes for paper down from the prior quarter, but earnings improved due to lower maintenance outage costs.
Consumer Packaging operating profits were $79 million ($77 million including special items) in the third quarter of 2014 compared with $34 million ($33 million including special items) in the second quarter of 2014. North American Coated paperboard improved significantly from the prior quarter, due to price realization, improved sales volumes, solid operations and lower maintenance outage costs. Food service product demand remains strong as foam to paper conversions continue to take place for some of our larger customers. In Europe, higher sales volumes, improved operations and lower maintenance outage costs were only partially offset by lower sales margins.
International Paper recorded an Ilim joint venture equity loss of $70 million compared with equity earnings of $43 million in the second quarter of 2014. With respect to Ilim’s U.S. dollar denominated debt, the company recognized a non-cash after-tax foreign exchange loss of $82 million in the third quarter of 2014, compared with an after-tax gain of $29 million in the second quarter of 2014, largely due to foreign exchange movement in the U.S. dollar versus the Russian ruble. Operating earnings were relatively flat quarter over quarter, as higher planned outage costs were offset by seasonally lower wood expenses and improving operations.
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, for the 2014 third quarter were $3 million compared with $2 million in the second quarter of 2014.
EFFECTIVE TAX RATE
The effective tax rate before special items and non-operating pension expense for the third quarter of 2014 was 30.5%, compared with an effective tax rate of 32% in the second quarter of 2014. The lower rate in the third quarter reflects adjustments to prior year income tax estimates as a result of filing the Company’s 2013 income tax returns.
EFFECTS OF SPECIAL ITEMS
Special items in the third quarter of 2014 included a net pre-tax loss of $24 million ($15 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $13 million ($8 million after taxes for debt extinguishment costs, pre-tax charges of $3 million ($2 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, pre-tax charges of $5 million ($3 million after taxes) for costs associated with the restructuring of our European Packaging business and pre-tax charges of $3 million ($2 million after taxes) for other items. Also included in special items were a pre-tax charge of $35 million ($21 million after taxes) for a multi-employer pension plan withdrawal liability, a pre-tax charge of $32 million ($17 million after taxes) related to a foreign tax amnesty program, a gain of $20 million (before and after taxes) related to the resolution of a legal contingency in India, charges of $1 million (before and after taxes) for integration costs related to the Temple-Inland acquisition and a pre-tax charge of $5 million ($3 million after taxes) for a refund of previously taken state tax credits.
Special items in the second quarter of 2014 included a net pre-tax loss of $307 million ($188 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $262 million ($160 million after taxes) for debt extinguishment costs, pre-tax charges of $49 million ($30 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, a pre-tax gain of $7 million ($5 million after taxes) related to our Brazil Packaging business and net charges of $3 million (before and after taxes) for other items. Special items also included $2 million ($1 million after taxes) for integration costs related to the Temple-Inland acquisition.
Special items in the third quarter of 2013 included a net pre-tax loss of $59 million ($36 million after taxes) for restructuring and other charges,. Included within Restructuring and other charges were a pre-tax charge of $51 million ($31 million after taxes) for costs associated with the announced closure of our Courtland, Alabama mill, pre-tax charges of $15 million ($9 million after taxes) for debt extinguishment costs, a pre-tax gain of $9 million ($6 million after taxes) related to the sale of the Bellevue, Washington box plan facility that was closed in 2010, and charges of $2 million (before and after taxes) for other items. Special items also included pre-tax charges of $24 million ($15 million after taxes) for integration costs related to the Temple-Inland acquisition, a tax benefit of $31 million related to the release of an income tax reserve and a pre-tax charge of $1 million ($0 million after taxes) for other items.

DISCONTINUED OPERATIONS
As a result of the July 1, 2014 spin-off of the xpedx business, all current and prior year amounts have been adjusted to reflect xpedx as a discontinued operation. Previously reported information regarding the Distribution reportable segment has been excluded as this reportable segment was comprised of the xpedx business.
Discontinued operations in the third quarter of 2014 included a gain of $11 million ($14 million after taxes) for the recovery of costs related to the July 1, 2014 spin-off of our xpedx business and a tax benefit of $2 million related to the divestiture of the Temple-Inland Building Products business. Discontinued operations in the second quarter of 2014 included the operating earnings of the xpedx business and pre-tax charges of $18 million ($20 million after taxes) for costs associated with the spin-off. Discontinued operations in the third quarter of 2013 included the operating earnings of the xpedx and the Building Products businesses, pre-tax charges of $24 million ($15 million after taxes) for the write-off of capital investments and expenses associated with the divestiture of the Building Products business, pre-tax charges of $11 million ($7 million after taxes) for costs associated with the spin-off of the xpedx business and pre-tax charges of $6 million ($4 million after taxes) for costs associated with the restructuring of the xpedx business.
EARNINGS WEBCAST
The company will hold a webcast to review earnings at 10:00 a.m. ET / 9:00 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper third-quarter earnings call. The conference ID number is 13343789. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter 13343789.
About International Paper
International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging and uncoated papers. Headquartered in Memphis, Tenn., the company employs approximately 65,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2013 were $29 billion (which included our now divested xpedx business). For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.
Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; and (vii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2014		2013		2014		2014		2013
Net Sales	$6,051		$5,975		$5,899		$17,674		$17,635
Costs and Expenses
Cost of products sold	4,055	(a)	4,048		4,060		12,149	(a)	12,242	(r)
Selling and administrative expenses	467	(b)	473	(f)	436	(k)	1,331	(n)	1,352	(s)
Depreciation, amortization and cost of timber harvested	358		397		355		1,060		1,164	(t)
Distribution expenses	394		402		377		1,137		1,197
Taxes other than payroll and income taxes	43		46		48		137		138
Restructuring and other charges	24	(c)	59	(g)	307	(l)	830	(o)	87	(u)
Net losses on sales and impairment of businesses	—		1	(h)	—		—		1	(h)
Net bargain purchase gain on acquisition of business	—		—		—		—		(13)	(v)
Interest expense, net	158	(d)	146		164		465	(d)	478	(w)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	552	(a-d)	403	(f-h)	152	(k,l)	565	(a,d,n,o)	989	(h,r-w)
Income tax provision (benefit)	147		38	(i)	22		89	(p)	61	(x)
Equity earnings (loss), net of taxes	(72)		16		41		(64)		(30)
Earnings (Loss) From Continuing Operations	333	(a-d)	381	(f-i)	171	(k,l)	412	(a,d,n-p)	898	(h,r-x)
Discontinued operations, net of taxes	16	(e)	(5)	(j)	(13)	(m)	(4)	(q)	50	(y)
Net Earnings (Loss)	349	(a-e)	376	(f-j)	158	(k-m)	408	(a,d,n-q)	948	(h,r-y)
Less: Net earnings (loss) attributable to noncontrolling interests	(6)		(6)		(3)		(13)		(11)
Net Earnings (Loss) Attributable to International Paper Company	$355	(a-e)	$382	(f-j)	$161	(k-m)	$421	(a,d,n-q)	$959	(h,r-y)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.80	(a-e)	$0.87	(f-j)	$0.40	(k-m)	$0.99	(a,d,n-q)	$2.05	(h,r-y)
Discontinued operations	0.04		(0.01)		(0.03)		(0.01)		0.11
Net earnings (loss)	$0.84	(a-e)	$0.86	(f-j)	$0.37	(k-m)	$0.98	(a,d,n-q)	$2.16	(h,r-y)
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.79	(a-e)	$0.86	(f-j)	$0.40	(k-m)	$0.98	(a,d,n-q)	$2.03	(h,r-y)
Discontinued operations	0.04		(0.01)		(0.03)		(0.01)		0.11
Net earnings (loss)	$0.83	(a-e)	$0.85	(f-j)	$0.37	(k-m)	$0.97	(a,d,n-q)	$2.14	(h,r-y)
Average Shares of Common Stock Outstanding - Diluted	428.6		449.7		432.1		433.7		448.7
Cash Dividends Per Common Share	$0.3500		0.3000		$0.3500		$1.0500		$0.9000
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$339	(a-e)	$387	(f-j)	$174	(k-m)	$425	(a,d,n-q)	$909	(h,r-y)
Discontinued operations, net of tax	16		(5)		(13)		(4)		50
Net earnings	$355	(a-e)	$382	(f-j)	$161	(k-m)	$421	(a,d,n-q)	$959	(h,r-y)
The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $5 million ($3 million after taxes) for a refund of previously claimed state tax credits.

(b)
Includes a gain of $18 million (before and after taxes) for the resolution of a legal contingency in India, a pre-tax charge of $35 million ($21 million after taxes) for costs associated with a multi-employer pension plan withdrawal liability, a pre-tax charge of $24 million ($13 million after taxes) for costs associated with foreign tax amnesty program and charges of $1 million (before and after taxes) for other items.

(c)
Includes a pre-tax charge of $13 million ($8 million after taxes) for debt extinguishment costs, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the restructuring of the Company's Packaging business in Europe, and a net pre-tax loss of $3 million ($2 million after taxes) for other items.

(d)
Includes interest income of $2 million (before and after taxes) associated with the resolution of a legal contingency in India, and a pre-tax expense of $8 million ($4 million after taxes) associated with a foreign tax amnesty program.

(e)
Includes a net pre-tax gain of $11 million ($14 million after taxes) for the recovery of costs related to the spin-off of the xpedx business and a $2 million tax benefit associated with the Building Products divestiture.

(f)	Includes a pre-tax charge of $24 million ($15 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(g)
Includes a pre-tax charge of $51 million ($31 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $15 million ($9 million after taxes) for debt extinguishment costs, a pre-tax gain of $9 million ($6 million after taxes) associated with the sale of the Bellevue box plant facility which was closed in 2010, and charges of $2 million (before and after taxes) for other items.

(h)	Includes a pre-tax charge of $1 million ($0 million after taxes) for costs associated with the divestiture of three containerboard mills in 2012.

(i)
Includes a tax benefit of $31 million for an income tax reserve release. In addition, the third quarter 2013 tax rate includes a $30 million benefit related to the adjustment of the tax basis in certain of the Company's fixed assets.

(j)
Includes a pre-tax charge of $24 million ($15 million after taxes) for the write-off of capital investments and expenses associated with the divestiture of the Building Products business, pre-tax charges of $11 million ($7 million after taxes) for costs associated with the spin-off of the xpedx business and pre-tax charges of $6 million ($4 million after taxes) for costs associated with the restructuring of the xpedx business.

(k)	Includes a pre-tax charge of $2 million ($1 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(l)
Includes a pre-tax charge of $262 million ($160 million after taxes) for debt extinguishment costs, a pre-tax charge of $49 million ($30 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax gain of $7 million ($5 million after taxes) associated with our Brazil Packaging business and charges of $3 million (before and after taxes) for other items.

(m)	Includes a pre-tax charge of $18 million ($20 million after taxes) for costs associated with the spin-off of the xpedx business.

(n)
Includes a gain of $18 million (before and after taxes) for the resolution of a legal contingency in India, a pre-tax charge of $35 million ($21 million after taxes) for costs associated with a multi-employer pension plan withdrawal liability, a pre-tax charge of $24 million ($13 million after taxes) for costs associated with a foreign tax amnesty program, and pre-tax charges of $15 million ($9 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(o)
Includes a pre-tax charge of $275 million ($168 million after taxes) for debt extinguishment costs, pre-tax charges of $547 million ($334 million after taxes) for costs associated with the shutdown of our Courtland mill, pre-tax charges of $4 million ($3 million after taxes) for costs associated with Coated Paperboard sheet plant closures, pre-tax charges of $5 million ($3 million after taxes) for costs associated with the restructuring of the Company's Packaging business in Europe, a charge of $4 million (before and after taxes) for costs associated with the restructuring of the Company's box operations in Asia, and a pre-tax gain of $5 million ($4 million after taxes) associated with our Brazil Packaging business.

(p)	Includes a tax expense of $10 million associated with a state legislative change and a tax benefit of $1 million for other items.

(q)
Includes net pre-tax charges of $23 million ($16 million after taxes) for costs associated with the spin-off of the xpedx business, pre-tax charges of $1 million (a gain of $1 million after taxes) for costs associated with the restructuring of xpedx and pre-tax charges of $2 million ($0 million after taxes) for costs associated with the Building Products divestiture.

(r)	Includes a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company's property in Cass Lake, Minnesota.

(s)	Includes a pre-tax charge of $50 million ($31 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(t)	Includes a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value.

(u)
Includes a pre-tax charge of $51 million ($31 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $45 million ($28 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta mill, a pre-tax charge of $24 million ($15 million after taxes) for debt extinguishment costs, a pre-tax gain of $9 million ($6 million after taxes) for the sale of our Bellevue box plant facility which was closed in 2010, and charges of $6 million ($5 million after taxes) for other items.

(v)	Includes a gain of $13 million (before and after taxes) related to a bargain purchase adjustment on the first-quarter 2013 acquisition of a majority share of our operations in Turkey.

(w)	Includes interest income of $6 million ($4 million after taxes) related to the closing of a U.S. federal income tax audit.

(x)
Includes a tax benefit of $93 million associated with the closing of a U.S. federal income tax audit, a tax benefit of $31 million for an income tax reserve release, and a net tax expense of $2 million related to internal restructurings. In addition, the first quarter tax rate includes a benefit of approximately $35 million related to the enactment into law of The American Taxpayer Relief Act of 2012 in January 2013, and the third quarter tax rate includes a $30 million benefit related to the adjustment of the tax basis in certain of the Company's fixed assets.

(y)
Includes pre-tax charges of $41 million ($25 million after taxes) for the write-off of capital investments and expenses associated with the divestiture of the Building Products business, pre-tax charges of $30 million ($18 million after taxes) for costs associated with the restructuring of the xpedx business, and pre-tax charges of $14 million ($9 million after taxes) for costs associated with the spin-off of the xpedx business.

International Paper Company
Reconciliation of Operating Earnings to Net Earnings
Attributable to International Paper Company
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2014		2013		2014		2014		2013
Operating Earnings	$409		$455		$400		$1,069		$1,014
Non-Operating Pension	(33)		(48)		(37)		(97)		(150)
Special Items	(37)	(a)	(20)	(b)	(189)	(c)	(547)	(d)	45	(e)
Earnings (Loss) from Continuing Operations, including non-controlling interest	339		387		174		425		909
Discontinued operations	16	(f)	(5)	(g)	(13)	(h)	(4)	(i)	50	(j)
Net Earnings (Loss) as Reported Attributable to International Paper Company	$355		$382		$161		$421		$959

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
Diluted Earnings per Common Share	2014		2013		2014		2014		2013
Operating Earnings Per Share	$0.95		$1.01		$0.93		$2.46		$2.26
Non-Operating Pension	(0.08)		(0.11)		(0.09)		(0.22)		(0.33)
Special Items	(0.08)		(0.04)		(0.44)		(1.26)		0.10
Continuing Operations	0.79		0.86		0.40		0.98		2.03
Discontinued operations	0.04		(0.01)		(0.03)		(0.01)		0.11
Diluted Earnings per Common Share as Reported	$0.83		$0.85		$0.37		$0.97		$2.14
Notes:

(a)	See footnotes (a) - (d) on the Consolidated Statement of Operations

(b)	See footnotes (f) - (i) on the Consolidated Statement of Operations

(c)	See footnotes (k) - (l) on the Consolidated Statement of Operations

(d)	See footnotes (a), (d), (n) - (p) on the Consolidated Statement of Operations

(e)	See footnotes (h), (r) - (x) on the Consolidated Statement of Operations

(f)	See footnote (e) on the Consolidated Statement of Operations

(g)	See footnote (j) on the Consolidated Statement of Operations

(h)	See footnote (m) on the Consolidated Statement of Operations

(i)	See footnote (q) on the Consolidated Statement of Operations

(j)	See footnote (y) on the Consolidated Statement of Operations

(1)
The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

International Paper
Sales and Earnings by Industry Segment
Preliminary and Unaudited
(In Millions)
Sales by Industry Segment

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2014		2013		2014		2014		2013
Industrial Packaging	$3,754		$3,755		$3,800		$11,247		$11,095
Printing Papers	1,453		1,555		1,421		4,280		4,635
Consumer Packaging	876		885		843		2,548		2,570
Corporate and Inter-segment Sales	(32)		(220)		(165)		(401)		(665)
Net Sales	$6,051		$5,975		$5,899		$17,674		$17,635
Operating Profit by Industry Segment
	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2014		2013		2014		2014		2013
Industrial Packaging	$527	(a)	$499	(d)	$537	(a)	$1,517	(a)	$1,328	(d)
Printing Papers	177	(b)	93	(e)	69	(b)	(164)	(b)	318	(e)
Consumer Packaging	77	(c)	73		33	(c)	127	(c)	131	(f)
Operating Profit	781		665		639		1,480		1,777
Interest expense, net	(152)	(g)	(146)		(164)		(459)	(g)	(478)	(h)
Noncontrolling interest/equity earnings adjustment (i)	(2)		(3)		2		—		1
Corporate items, net	(3)		(20)		(2)		(16)		(57)
Restructuring and other charges	(18)		(15)		(262)		(281)		(9)
Non-operating pension expense	(54)		(78)		(61)		(159)		(245)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$552		$403		$152		$565		$989
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$(70)		$11		$43		$(58)		$(34)

(a)
Includes charges of $1 million and $2 million for the three months ended September 30, 2014 and June 31, 2014, respectively, and a charge of $15 million for the nine months ended September 30, 2014 for integration costs associated with the acquisition of Temple-Inland, a gain of $7 million for the three months ended June 30, 2014 and a net gain of $5 million for the nine months ended September 30, 2014 associated with our Brazil Packaging business, charges of $35 million for the three months and nine months ended September 30, 2014 for costs associated with a multi-employer pension plan withdrawal liability, charges of $5 million for the three months and nine months ended September 30, 2014 for costs related to the restructuring of our EMEA packaging business, and charges of $1 million and $2 million for the three months ended September 30, 2014 and June 30, 2014, respectively, and charges of $3 million for the nine months ended September 30, 2014 for other items.

(b)
Includes charges of $3 million and $49 million for the three months ended September 30, 2014 and June 30, 2014, respectively, and a charge of $547 million for the nine months ended September 30, 2014 for costs associated with the shutdown of our Courtland Mill, a gain of $20 million (including $2 million of interest income) for the three months and nine months ended September 30, 2014 for the resolution of a legal contingency for India, and charges of $32 million (including $8 million of interest expense) for the three months and nine months ended September 30, 2014 for costs associated with a foreign tax amnesty program.

(c)
Includes charges of $2 million and $1 million for the three months ended September 30, 2014 and June 30, 2014, respectively, and a charge of $4 million for the nine months ended September 30, 2014 for costs associated with the Coated Paperboard sheet plant closures.

(d)
Includes charges of $24 million for the three months ended September 30, 2013 and a charge of $50 million for the nine months ended September 30, 2013 for integration costs associated with the acquisition of Temple-Inland, a gain of $14 million for the nine months ended September 30, 2013 for a bargain purchase adjustment on the first quarter 2013 acquisition of a majority share of our operations in Turkey, a gain of $9 million for the three months and nine months ended September 30, 2013 related to the sale of the box plant facility in Bellevue, Washington, and charges of $3 million the three months ended September 30, 2013 and a charge of $8 million for the nine months ended September 30, 2013 for other items.

(e)	Includes charges of $51 million for the three months and nine months ended September 30, 2013 for costs associated with the announced shutdown of our Courtland mill.

(f)	Includes charges of $45 million for the nine months ended September 30, 2013 for costs associated with the permanent shutdown of a paper machine at our Augusta mill.

(g)	Excludes net interest expense of $6 million that is included in the Printing Papers segment operating profit for the three months and nine months ended September 30, 2014.

(h)	Includes a gain of $6 million for interest related to the settlement of an IRS tax audit for the nine months ended September 30, 2013.

(i)
Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company
Reconciliation of Operating Profit to Operating Profit Before Special Items
(In millions)

	Three Months Ended September 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$569	$192	$79	$840
Special Items (a)	(42)	(15)	(2)	(59)
Operating Profit as Reported	$527	$177	$77	$781

	Three Months Ended September 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$517	$144	$73	$734
Special Items (a)	(18)	(51)	—	(69)
Operating Profit as Reported	$499	$93	$73	$665

	Three Months Ended June 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$534	$118	$34	$686
Special Items (a)	3	(49)	(1)	(47)
Operating Profit as Reported	$537	$69	$33	$639

	Nine Months Ended September 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$1,570	$395	$131	$2,096
Special Items (a)	(53)	(559)	(4)	(616)
Operating Profit as Reported	$1,517	$(164)	$127	$1,480

	Nine Months Ended September 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$1,363	$369	$176	$1,908
Special Items (a)	(35)	(51)	(45)	(131)
Operating Profit as Reported	$1,328	$318	$131	$1,777

(a)	See footnotes (1) - (3) on Sales and Earnings by Industry Segment

(b)	See footnotes (4) - (6) on Sales and Earnings by Industry Segment

(1)
The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

International Paper
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2014	2013	2014	2014	2013
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	2,618	2,609	2,633	7,767	7,837
Containerboard	755	801	763	2,264	2,520
Recycling	537	603	709	1,850	1,764
Saturated Kraft	49	49	47	143	138
Gypsum /Release Kraft	49	47	43	129	113
Bleached Kraft	7	39	7	21	110
EMEA Industrial Packaging	331	325	341	1,023	996
Asian Box	102	111	100	295	312
Brazilian Packaging (b)	76	85	83	238	208
Industrial Packaging	4,524	4,669	4,726	13,730	13,998
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	506	650	474	1,479	1,904
European & Russian Uncoated Papers	362	359	385	1,122	1,027
Brazilian Uncoated Papers	278	288	272	821	831
Indian Uncoated Papers	58	53	57	173	170
Uncoated Papers	1,204	1,350	1,188	3,595	3,932
Market Pulp (c)	471	413	428	1,312	1,272
Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	396	409	382	1,129	1,188
European Coated Paperboard	91	87	78	253	268
Asian Coated Paperboard	332	365	325	1,007	1,063
Consumer Packaging	819	861	785	2,389	2,519

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes volumes for Brazil Packaging from date of acquisition in mid-January 2013.

(c)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2014	December 31, 2013
Assets
Current Assets
Cash and Temporary Investments	$1,718	$1,802
Accounts and Notes Receivable, Net	3,293	3,756
Inventories	2,493	2,825
Deferred Income Tax Assets	334	302
Other	301	340
Total Current Assets	8,139	9,025
Plants, Properties and Equipment, Net	12,897	13,672
Forestlands	547	557
Investments	530	733
Financial Assets of Special Purpose Entities	2,141	2,127
Goodwill	3,931	3,987
Deferred Charges and Other Assets	1,218	1,427
Total Assets	$29,403	$31,528
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$724	$661
Accounts Payable and Accrued Liabilities	4,146	4,466
Total Current Liabilities	4,870	5,127
Long-Term Debt	8,988	8,827
Nonrecourse Financial Liabilities of Special Purpose Entities	2,049	2,043
Deferred Income Taxes	3,600	3,765
Pension Benefit Obligation	1,961	2,205
Postretirement and Postemployment Benefit Obligation	374	412
Other Liabilities	584	702
Redeemable Noncontrolling Interest	—	163
Equity
Invested Capital	2,370	3,659
Retained Earnings	4,446	4,446
Total Shareholders’ Equity	6,816	8,105
Noncontrolling interests	161	179
Total Equity	6,977	8,284
Total Liabilities and Equity	$29,403	$31,528

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Net earnings (loss)	$408	$948
Depreciation, amortization and cost of timber harvested	1,068	1,176
Deferred income tax expense (benefit), net	(139)	55
Restructuring and other charges	865	131
Pension plan contributions	(353)	(31)
Net (gains) losses on sales and impairments of businesses	—	1
Net bargain purchase gain on acquisition of business	—	(13)
Equity (earnings) loss, net	64	30
Periodic pension expense, net	290	413
Other, net	66	(134)
Changes in current assets and liabilities
Accounts and notes receivable	(214)	(357)
Inventories	(118)	(121)
Accounts payable and accrued liabilities	(49)	(10)
Interest payable	16	(8)
Other	29	(89)
Cash Provided By (Used For) Operations	1,933	1,991
Investment Activities
Invested in capital projects	(961)	(759)
Acquisitions, net of cash acquired	—	(507)
Proceeds from divestitures	385	733
Proceeds from sale of fixed assets	49	76
Other	(31)	(32)
Cash Provided By (Used For) Investment Activities	(558)	(489)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(891)	(70)
Issuance of common stock	59	288
Issuance of debt	1,970	212
Reduction of debt	(1,762)	(637)
Change in book overdrafts	20	(65)
Dividends paid	(451)	(400)
Acquisition of redeemable noncontrolling interest	(114)	—
Debt tender premiums paid	(269)	—
Redemption of preferred securities	—	(150)
Other	(4)	(28)
Cash Provided By (Used for) Financing Activities	(1,442)	(850)
Effect of Exchange Rate Changes on Cash	(17)	(8)
Change in Cash and Temporary Investments	(84)	644
Cash and Temporary Investments
Beginning of the period	1,802	1,302
End of the period	$1,718	$1,946